Exhibit 23.1

GeNO, LLC

Waltham, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 8, 2014, relating to the financial statements of GeNO, LLC, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, MA

April 8, 2014